Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of BioAge Labs, Inc.

Dated: November 14, 2024

KHOSLA VENTURES VI, LP By: Khosla Ventures Associates VI, LLC, a Delaware limited liability company and general Partner of Khosla Ventures VI, LP

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES OPPORTUNITY I, LP

By: Khosla Ventures Opportunity Associates I, LLC, a Delaware limited liability company and general Partner of Khosla Ventures Opportunity I, LP

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES ASSOCIATES VI, LLC

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES OPPORTUNITY ASSOCIATES I, LLC

By:	/s/ Vinod Khosla
Vinod Khosla, Manager

VK SERVICES, LLC

By:	/s/ Vinod Khosla
Vinod Khosla, Manager

/s/ Vinod Khosla
Vinod Khosla